Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

Fourth Quarter Revenues of $44.6 million up 41%; Adjusted EBITDA of $5.9 million up 77%

Full Year Revenues of $184.4 million up 40%; Adjusted EBITDA of $19.0 million up 18%

Year End Cash Balance of $24.5 million up $7.4 million versus the third quarter after debt repayment and share repurchases

STAMFORD, Conn., March 7, 2012 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the fourth quarter and year ended December 31, 2011.

“ISG delivered strong operating performance with double-digit growth in the fourth quarter following our solid second and third quarters,” said Michael Connors, Chairman and Chief Executive Officer, ISG. “Demand is increasing due to the product and service offerings we have available for clients with our globally-integrated business under the ISG brand. We now offer clients one source to drive operational excellence in their organizations.”

Fourth Quarter 2011 Results

ISG reported revenues of $44.6 million during the fourth quarter of 2011, an increase of 41% (40% on a constant currency basis) or $13.0 million from $31.6 million in the fourth quarter of 2010.

ISG reported an operating loss of $59.9 million in the fourth quarter of 2011 including a $61.7 million noncash charge for the impairment of goodwill and indefinite life assets and $0.9 million in acquisition-related and restructuring costs. This compares to an operating loss of $2.5 million for the fourth quarter of 2010, which included $2.3 million in acquisition-related costs.

Fourth quarter 2011 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure), excluding acquisition-related and restructuring costs, totaled $5.9 million compared with $3.3 million in the fourth quarter 2010, an increase of 77%.  These figures exclude $0.9 million in 2011 and $2.3 million in 2010 of acquisition-related and restructuring costs. Including the $0.9 million of acquisition-related and restructuring costs in 2011 and $2.3 million in 2010, adjusted EBITDA for the fourth quarter of 2011 was $5.1 million compared to fourth quarter of 2010 adjusted EBITDA of $1.0 million.

Reported fully diluted loss per share (EPS) for the fourth quarter 2011 totaled $(1.44) versus $(0.06) per fully diluted share for the same period in 2010.  Diluted adjusted fourth quarter EPS, excluding acquisition-related and restructuring costs, was $0.05 compared with the $0.04 for the fourth quarter of 2010.  Diluted adjusted EPS including acquisition-related and restructuring costs for the fourth quarter of 2011 was $0.03

Full Year 2011 Results

ISG reported revenues of $184.4 million during 2011, an increase of 40% (35% on a constant currency basis) or $52.4 million from $132.0 million in 2010.

ISG reported an operating loss of $60.8 million for the year ended December 31, 2011 compared to an operating loss of $51.7 million for the same period in 2010.  Excluding the non-cash impairment charge of $61.7 million and $4.0 million in acquisition-related and restructuring costs in 2011 and the non-cash impairment charge of $52.5 million and $2.4 million in acquisition-related costs in 2010, operating income for 2011 of $4.9 million compared to $3.1 million in 2010.

Excluding acquisition-related and restructuring costs, Adjusted EBITDA for 2011 was $19.0 million compared to Adjusted EBITDA for 2010 of $16.1 million, an increase of 18%. These figures exclude $4.0 million in 2011 and $2.4 million in 2010 of acquisition-related and restructuring costs. Including $4.0 million of acquisition-related deal and restructuring costs in 2011 and $2.4 million in 2010 full year adjusted EBITDA was $15.0 million in 2011 compared to $13.7 million in 2010.

ISG’s reported 2011 diluted EPS totaled a loss of $(1.54) compared to a loss of $(1.66).  Diluted adjusted EPS for 2011 was $0.16 excluding acquisition-related and restructuring costs compared to $0.18 excluding acquisition-related costs for 2010.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $24.5 million at December 31, 2011, a net increase of $7.4 million from September 30, 2011.  The increase in cash balances from third quarter 2011 was principally attributable to an increase in net cash flows generated from operating activities, including strong cash collections.  Non-operating use of cash included $1.0 million in debt repayments and $0.6 million in repurchases of stock. Total outstanding debt at December 31, 2011 was $70.1 million compared with $71.1 million at September 30, 2011.

“I was also pleased with our strong cash generation in the fourth quarter driven by improved cash collections, strengthening our capital position,” said Michael Connors.  “During 2011 we continued to deleverage ISG, repaying $6 million in debt while repurchasing $1.2 million in ISG shares.  We will continue to use our free cash flow to de-leverage our balance sheet, repurchase shares and seek opportunistic, tuck-in acquisitions.”

2012 Full-Year Revenue and Adjusted EBITDA Guidance

“For 2012, we are targeting 6%-8% constant currency growth in revenues and 10%-15% constant currency growth in full year adjusted EBITDA,” said Michael Connors. “Our projection is supported by entering 2012 with significant demand for our expanded services.  We are making progress for continued growth in 2012 as macro-economic conditions improve.”

Conference Call

ISG has scheduled a Fourth Quarter Results conference call at 9:00 a.m. Eastern Time, Thursday, March 8, 2011, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (877) 627-6544 or for international callers 001 (719) 325-4820.  The access code is 9418709.

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About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 700 employees and operates in 21 countries. For additional information, visit www.isg-one.com.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2011 and December 31, 2010.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of July 31, 2010), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Revenues	$44,614	$31,607	$184,426	$132,013
Operating expenses
Direct costs and expenses for advisors	24,870	16,626	104,823	71,528
Selling, general and administrative	15,413	14,695	67,717	49,889
Depreciation and amortization	2,582	2,805	11,034	9,846
Impairment of intangible assets	61,694	—	61,694	52,491
Operating loss	(59,945)	(2,519)	(60,842)	(51,741)
Interest income	17	34	75	159
Interest expense	(971)	(839)	(3,458)	(3,241)
Foreign currency transaction loss	(47)	(80)	(38)	(268)

Loss before taxes	(60,946)	(3,404)	(64,263)	(55,091)
Income tax benefit	(8,960)	(1,340)	(8,326)	(1,926)
Net loss	$(51,986)	$(2,064)	$(55,937)	$(53,165)

Weighted average shares outstanding:
Basic	36,213	32,255	36,258	32,050
Diluted	36,213	32,255	36,258	32,050

Loss per share:
Basic	$(1.44)	$(0.06)	$(1.54)	$(1.66)
Diluted	$(1.44)	$(0.06)	$(1.54)	$(1.66)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010

Net loss	$(51,986)	$(2,064)	$(55,937)	$(53,165)
Plus:
Interest expense (net of interest income)	954	805	3,383	3,082
Income taxes	(8,960)	(1,340)	(8,326)	(1,926)
Depreciation and amortization	2,582	2,805	11,034	9,846
Impairment of intangible assets	61,694	—	61,694	52,491
Foreign currency transaction	47	80	38	268
Non-cash stock compensation	747	727	3,143	3,087
Adjusted EBITDA (1)	$5,078	$1,013	$15,029	$13,683

Net loss	$(51,986)	$(2,064)	$(55,937)	$(53,165)
Plus:
Non-cash stock compensation	747	727	3,143	3,087
Intangible amortization	2,214	2,492	9,552	8,426
Impairment of intangible assets	61,694	—	61,694	52,491
Foreign currency transaction	47	80	38	268
Tax effect (2)	(11,547)	(1,254)	(15,243)	(6,719)
Adjusted net income (loss)	$1,169	$(19)	$3,247	$4,388

Weighted average shares outstanding:
Basic	36,213	32,255	36,258	32,050
Diluted	36,213	32,255	36,258	32,050

Adjusted earnings (loss) per share:
Basic	$0.03	$(0.00)	$0.09	$0.14
Diluted (3)	$0.03	$(0.00)	$0.09	$0.14

(1)	Adjusted EBITDA excluding $0.6 million of restructuring and $0.3 million of deal costs for the fourth quarter 2011 totaled $5.9 million.
Adjusted EBITDA excluding $2.7 million of restructuring and $1.3 million of deal costs for the full year 2011 totaled $19.0 million.
Adjusted EBITDA excluding $2.3 million of deal costs for the fourth quarter 2010 totaled $3.3 million.
Adjusted EBITDA excluding $2.4 million of deal costs for the full year 2010 totaled $16.1 million.

(2)	Applied a marginal tax rate of 38.0%. The tax effect for the year ended December 31, 2011 excludes the impairment of non-decuctible goodwill.

(3)	Adjusted earnings per share excluding $0.6 million of restructuring and $0.3 million of deal costs for the fourth quarter 2011 totaled $0.05.
Adjusted earnings per share excluding $2.7 million of restructuring and $1.3 million of deal costs for the full year 2011 totaled $0.16.
Adjusted earnings per share excluding $2.3 million of deal costs for the fourth quarter 2010 totaled $0.04.
Adjusted earnings per share excluding $2.4 million of deal costs for the full year 2010 totaled $0.18.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2011	Three Months Ended	Constant currency	December 31, 2010
	December 31, 2011	impact (1)	Adjusted	December 31, 2010	impact (1)	Adjusted
Revenue	$44,614	$(1,157)	$43,457	$31,607	$(660)	$30,947
Operating loss	$(59,945)	$(519)	$(60,464)	$(2,519)	$73	$(2,446)
Adjusted EBITDA	$5,078	$(517)	$4,561	$1,013	$72	$1,085
Adjusted EBITDA (2)	$5,942	$(518)	$5,424	$3,357	$72	$3,429

			Year Ended			Year Ended
	Year Ended	Constant currency	December 31, 2011	Year Ended	Constant currency	December 31, 2010
	December 31, 2011	impact (1)	Adjusted	December 31, 2010	impact (1)	Adjusted
Revenue	$184,426	$(7,419)	$177,007	$132,013	$(698)	$131,315
Operating (loss) income	$(60,842)	$(1,879)	$(62,721)	$(51,741)	$(145)	$(51,886)
Adjusted EBITDA	$15,029	$(1,887)	$13,142	$13,683	$(146)	$13,537
Adjusted EBITDA (3)	$19,010	$(1,887)	$17,123	$16,072	$(146)	$15,926

(1) Using foreign currency rates as of July 31, 2010.
(2) Excluding $0.6 million of restructuring and $0.3 million of deal costs for the fourth quarter 2011.
Excluding $2.3 million of deal costs for the fourth quarter 2010.
(3) Excluding $2.7 million of restructuring and $1.3 million of deal costs for the full year of 2011.
Excluding $2.4 million of deal costs for the full year of 2010.